UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       DECEMBER 29, 2008

THE PENN TRAFFIC COMPANY
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
0-8858	25-0716800
(Commission File Number)	(I.R.S. Employer Identification No.)

1200 State Fair Boulevard Syracuse, New York	13221-4737
(Address of principal executive offices)	(Zip Code)

(315) 453-7284
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 29, 2008, The Penn Traffic Company (the “Company”) approved the granting of awards pursuant to agreements (each, an “Agreement”) with Gregory J. Young, Tod Nestor, Kenneth Thompson, Myles da Cunha, Christine McMahon, each of whom is a named executive officer of the Company, and two other senior employees of the Company (each such person, a “Recipient”). The Agreements provide that the Recipients who are named executive officers would be entitled to the lump sum payments described below on May 1, 2009, provided that, (a) the Company has begun to operate under the merchandise procurement agreement entered into in September 2008 with C&S Wholesale Grocers, Inc. (“C&S”); (b) the Company has consummated a transaction with C&S to sell the Company’s assets relating to its wholesale division; (c) the Company has demonstrated a commitment to a core store portfolio, recognizing the need to dispose of underperforming assets when appropriate, as determined by the Board of Directors in its sole discretion; and (d) the Recipient is actively employed by the Company as of May 1, 2009. The Agreements alternatively provide that the Recipients shall receive the payments described below upon the consummation of a Change in Control, as defined in the Company 2006 Omnibus Award Plan, provided that (i) the Recipient is actively employed as of the consummation of the Change in Control, and (ii) the Change in Control is consummated before May 1, 2009. The Agreements call for lump sum payments in the following amounts to the following named executive officers: Gregory J. Young, $400,000.00; Tod Nestor, $200,000.00; Kenneth Thompson, $100,000.00; Myles da Cunha, $100,000.00; and Christine McMahon, $135,000.00. Recipients who receive the foregoing payments shall not be eligible for any additional bonus payment under any incentive bonus plan covering Fiscal Year 2009.

A form of the agreement governing such awards is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
10.1	Form of Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PENN TRAFFIC COMPANY
By:	/s/ Daniel J. Mahoney
Name: Daniel J. Mahoney Title: SVP, General Counsel

Dated:  December 31, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Form of Agreement

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